Exhibit 1.1
Execution Copy
10,000,000 Common Units
REGENCY ENERGY PARTNERS LP
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
October 7, 2011
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
UBS Securities LLC
Wells Fargo Securities, LLC,
As Representatives of the several
   Underwriters named in Schedule 1 hereto,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
          Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), proposes to sell 10,000,000 common units representing limited partner interests of the Partnership (the “Firm Units”). In addition, the Partnership proposes to grant to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) an option to purchase up to 1,500,000 additional common units representing limited partner interests of the Partnership on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” The common units representing limited partnership interests of the Partnership are hereinafter referred to as the “Common Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.
          Regency GP LP, a Delaware limited partnership (the “General Partner”), serves as the general partner of the Partnership and Regency GP LLC, a Delaware limited liability company (“GP LLC”), serves as the general partner of the General Partner. The Partnership is the sole limited partner of Regency Gas Services LP, a Delaware limited partnership (the “Operating Partnership”), and the sole member of Regency OLP GP LLC, a Delaware limited liability company (the “Operating Partnership GP”), which serves as the general partner of the Operating Partnership. ETE GP Acquirer LLC (“ETE Acquirer”), a Delaware limited liability company and a wholly owned subsidiary of Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), is the sole owner of all of the membership interests in GP LLC and is the sole limited partner of the General Partner.

          The Partnership, the General Partner and GP LLC are sometimes referred to herein collectively as the “Regency Entities.” The Partnership, the General Partner, GP LLC, the Operating Partnership and the Operating Partnership GP are sometimes referred to herein collectively as the “Regency Parties.” The Partnership, the General Partner, GP LLC, the Operating Partnership, the Operating Partnership GP and the Subsidiaries named in Schedule 2 hereto (referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries”) are sometimes referred to herein collectively as the “Partnership Entities.”
          The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-163424), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Units. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Units that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.
          1. Representations, Warranties and Agreements of the Partnership. The Partnership represents, warrants and agrees that:
     (a) Compliance with Registration Requirements. The Partnership meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Partnership, are contemplated or threatened by the Commission.

     Each of the Preliminary Prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date (as defined herein), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8(e) hereof.
     The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act. All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time (as defined herein) and, when taken together with the other information in the Prospectus, at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (b) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Units in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Partnership was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; the Partnership has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Partnership has not otherwise ceased to be eligible to use the automatic shelf registration form.
     (c) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus, including any Preliminary Prospectus, if any, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule 3 hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, which also shall be identified in Schedule 3 hereto. As of 7:30 a.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(e) hereof.
     (d) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Units under this Agreement or until any earlier date that the Partnership notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Partnership promptly notified or will promptly notify the Representatives and have promptly amended or supplemented or will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule 3 hereto, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(e) hereof.
     (e) No Prior Sales of Securities. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any

“prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the preliminary prospectuses and the Permitted Free Writing Prospectuses, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus except in compliance with Rule 163 or Rules 164 and 433 under the Securities Act; assuming that such Issuer Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Issuer Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Issuer Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Units contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433, Rule 431 or Rule 430B under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Units, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; the parties hereto agree and understand that the content of any and all road shows related to the offering of the Units contemplated hereby is solely the property of the Partnership.
     (f) Distribution of Offering Material by the Partnership. The Partnership has not distributed nor will it distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Units, any offering material in connection with the offer and sale of the Units other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representative.
     (g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.
          (h) No Material Adverse Effect. Except as otherwise disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Partnership and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Effect”); and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Partnership or, except for dividends paid to the Partnership or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Partnership or any of its subsidiaries of any class of capital stock.

     (i) Incorporation and Good Standing of the Partnership and Its Subsidiaries.
     (i) Each of the Regency Parties has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, is in good standing under the laws of its jurisdiction of formation, with full limited partnership or limited liability company power and authority, as applicable, to own, lease and operate its properties and conduct its business as described in the Registration Statement, Preliminary Prospectus and the Prospectus.
     (ii) Each of the Regency Parties is duly registered or qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (j) Capitalization. The authorized, issued and outstanding capitalization of the Partnership is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus, as the case may be).
     (k) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with an approximate 1.9% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued in accordance with the limited partnership agreement of the Partnership (as the same may be amended at or prior to the Closing Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except for restrictions on transferability contained in Section 4.8 of the Partnership Agreement and as otherwise described in the Registration Statement, Preliminary Prospectus and the Prospectus), security interests, equities, charges or claims.
     (l) Ownership of Certain Partnership Interests in the Partnership. The limited partners of the Partnership own 145,843,942 Common Units and 4,371,586 Series A Cumulative Convertible Preferred Units of the Partnership (“Series A Units”), which Series A Units are convertible into Common Units at an initial conversion price of $18.30 per unit, subject to adjustment. To the knowledge of the Regency Parties, ETE Acquirer and its affiliates own 26,266,791 Common Units (the “ETE Units”) and no Series A Units.
     (m) Ownership of the Subsidiaries. At the Closing Date, other than (i) Edwards Lime Gathering, LLC, a Texas limited liability company, of which the

Partnership owns 60% of the outstanding limited liability company interests, (ii) RIGS Haynesville Partnership Co., a Delaware general partnership (“RIGS HPC”), of which the Partnership indirectly owns 49.99% of the outstanding partnership interests, (iii) Lone Star NGL LLC, a Delaware limited liability company, of which the Partnership owns 30% of the outstanding limited liability company interests, (iv) RIGS GP LLC, a Delaware limited liability company, and Regency Intrastate Gas LP, a Delaware limited partnership, which are wholly owned, directly or indirectly, by RIGS HPC, and (v) Midcontinent Express Pipeline LLC, a Delaware limited liability company (“MEP”), of which the Partnership owns, directly or indirectly, 50% of the outstanding limited liability company interests, the Partnership owns 100% of the outstanding partnership interests, limited liability company interests or capital stock, as the case may be, in the Operating Partnership, the Operating Partnership GP and each of the Subsidiaries (collectively, the “Operating Subsidiaries”) free and clear of all liens, encumbrances, security interests, equities, charges and claims, except for liens created pursuant to the Fifth Amended and Restated Credit Agreement, effective as of March 4, 2010 (as amended), by and among the Operating Partnership, as Borrower, the Partnership and the other guarantors named therein and the lenders party thereto (the “Credit Agreement”). At the Closing Date, such ownership interests will be duly authorized and validly issued in accordance with the organizational documents of the respective Operating Subsidiaries, and will be fully paid (to the extent required under their respective organizational documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) in the case of a Delaware limited partnership or Section 21:1328 of the Louisiana Business Corporation Law, in the case of a Louisiana limited liability company). At the Closing Date, in the case of an Operating Subsidiary that is a limited partnership, the general partner interests therein will be duly authorized and validly issued in accordance with the limited partnership agreements of the respective Operating Subsidiaries.
     (n) Ownership of Partnership Interests in the General Partner. At the Closing Date, GP LLC will own .001% of the outstanding general partner interests in the General Partner and ETE Acquirer will own 99.999% of the outstanding limited partner interests in the General Partner; at the Closing Date, all of such interests in the General Partner will be duly authorized and validly issued in accordance with the partnership agreement of the General Partner (as the same may be amended at or prior to the Closing Date, the “General Partner LP Agreement”) and will be fully paid (to the extent required under the General Partner LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303,17-607 and 17-804 of the Delaware LP Act); and at the Closing Date, GP LLC and ETE Acquirer will own such partnership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for liens created pursuant to the Credit Agreement dated as of September 20, 2010 among ETE, Credit Suisse AG, as the administrative agent, and the lenders party thereto, as amended (the “ETE Credit Agreement”).

     (o) Ownership of Limited Liability Company Interests in GP LLC. At the Closing Date, ETE Acquirer will own 100% of the outstanding limited liability company interests in GP LLC; at the Closing Date, all of such interests will be duly authorized and validly issued in accordance with the limited liability company agreement of GP LLC (as the same may be amended at or prior to the Closing Date, the “GP LLC Agreement”) and will be fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and at the Closing Date, ETE Acquirer will own such limited liability company interests free and clear of all liens, encumbrances, security interests, equities, charges or claims except for liens created pursuant to the ETE Credit Agreement.
     (p) No Other Subsidiaries. Other than its direct or indirect ownership interests in the Operating Subsidiaries, the Partnership does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (q) The Units. At the Closing Date, the Units to be issued and sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement), non-assessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and (ii) Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and free of any restriction upon voting or transfer thereof pursuant to the Partnership’s Certificate of Limited Partnership, the Partnership Agreement or any agreement or other instrument to which the Partnership is a party.
     (r) Description of Units. The Units will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus under the caption “Description of our Common Units.”
     (s) Non-Violation of Existing Instruments. No Partnership Entity is (i) in violation of its formation, governing or other organizational documents, or (ii) in breach or in violation of or in default under (nor has any event occurred which with notice, lapse of time or both, would result in any breach or violation of, constitute a default under) or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus and, in the case of clause (ii) above, for any such breach, violation, default or acceleration that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Partnership and the consummation of the transactions contemplated hereby will not (A) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both, would result in any breach or violation of or constitute a default under) (x) the organizational documents of any of the Partnership Entities, or (y) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the any of the Partnership Entities or (B) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both, would result in any breach or violation of or constitute a default under) or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Partnership Entity is a party or by which any of them or any of their respective properties may be bound or affected, except, in the case of clauses (A)(y) and (B), as disclosed in the Registration Statement, the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus and, in the case of clause (A)(y) and (B), for any such conflict, breach, violation or default that would not have a Material Adverse Effect.
     (t) No Further Authorizations or Approvals Required. Except for any approvals, authorizations, consents, orders or filings that, if not obtained or made, would not have a Material Adverse Effect, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Partnership’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, other than registration of the offer and sale of the Units under the Securities Act, which has been or will be effected, and any necessary qualification under applicable securities or blue sky laws or under the rules and regulations of the Financial Industry Regulatory Authority, formerly known as the National Association of Securities Dealers, Inc. (“FINRA”).
     (u) No Material Actions or Proceedings. Except as described in the Registration Statement, the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the management of GP LLC after due inquiry, threatened, to which any of the Partnership Entities or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such actions, suits, claims, investigations or proceedings that would not result in any judgments, decrees or orders having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby.
     (v) Independent Accountants. (i) Grant Thornton LLP are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board (“PCAOB”); (ii) KPMG LLP, whose reports on the consolidated financial statements of the Partnership and RIGS HPC are included or incorporated by reference in the Registration Statement, the Preliminary

Prospectus, the Prospectus or any Issuer Free Writing Prospectus containing an audit report, are independent registered public accountants as required by the Securities Act and by the rules of the PCAOB; (iii) PricewaterhouseCoopers LLP, whose reports on the consolidated financial statements of MEP are included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus containing an audit report, are independent registered public accountants as required by the Securities Act and by the rules of the PCAOB; and (iv) Ernst & Young LLP, whose reports on the consolidated financial statements of LDH Energy Asset Holdings LLC are included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus containing an audit report, are independent auditors as required under Rule 101 of the AICPA’s Code of Professional Conduct, and its interpretations and rulings.
     (w) Preparation of Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly the consolidated financial positions of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of such entities for the periods specified and have been prepared in all material respects in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent disclosed therein; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any, comply in all material respects with the requirements of the Securities Act (including, without limitation, Regulation S-X under the Securities Act) and the Exchange Act (including, without limitation, Regulation G under the Securities Act), Item 10 under Regulation S-K and Financial Accounting Standards Board Interpretation No. 46, and the assumptions used in the preparation of such pro forma financial statements and data are, in the judgment of the management of GP LLC, reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership Entities; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus that are not included or incorporated by reference as required.
     (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership.

     (y) Intellectual Property Rights. The Partnership Entities own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any, as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.
     (z) All Necessary Permits, etc. Each of the Partnership Entities has, or at the Closing Date will have, all licenses, authorizations, consents and approvals of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus and except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership Entities is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permits, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (aa) Title to Properties. At the Closing Date, each of the Partnership Entities will have good and indefeasible title to all real property (excluding easements or rights-of-way) and good and marketable title to all personal property described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any, as being owned by each of them, which real and personal property shall be free and clear of all liens, encumbrances, security interests, equities, charges or claims, except (i) as described, and subject to the limitations contained, in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any, (ii) that arise under or are expressly permitted by the Credit Agreement, or (iii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any. All the real and personal property described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any, as being held under lease by any of the Partnership Entities is held thereby under valid, subsisting and enforceable leases and with such exceptions as do not materially interfere with the use of such properties in the manner in which such properties are used in the business of the Partnership as described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any.
     (bb) Rights-of-Way. At the Closing Date, each of the Partnership Entities will have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any, except for (i) qualifications, reservations and encumbrances as may be set forth in the Prospectus or that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any, each of the Partnership Entities has, or at the Closing Date, following consummation of the transactions contemplated hereby will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments, individually or in the aggregate, that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (cc) Tax Law Compliance. All material tax returns required to be filed by the Partnership Entities have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not have a Material Adverse Effect.
     (dd) Partnership Not an “Investment Company.” None of the Partnership Entities is, or after receipt of payment for the Units and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (ee) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses as the Partnership deems reasonably adequate; such insurance insures against such losses and risks to an extent that is reasonably adequate in accordance with customary industry practice to protect the Partnership Entities and their businesses. All such insurance is fully in force on the date hereof and will be fully in force at the Closing Date.
     (ff) Contracts and Agreements. Except as disclosed in the Registration Statement, the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, the Partnership Entities have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, the Preliminary Prospectus, the Prospectus or the Issuer Free Writing Prospectuses, if any,

and no such termination or non-renewal has been threatened by the Partnership Entities or, to the knowledge of any Partnership Entity, any other party to any such contract or agreement.
     (gg) No Restrictions on Dividends. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s shares of capital stock or other ownership interests, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Prospectus.
     (hh) No Price Stabilization or Manipulation. No Regency Party has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (ii) Disclosure of Certain Items. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement, the Preliminary Prospectus and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.
     (jj) Sarbanes-Oxley Compliance; Disclosure Controls. The Partnership has taken all necessary actions to ensure that the Partnership Entities and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder, including, but not limited to, establishing and maintaining and evaluating “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership is made known to the President and Chief Executive Officer of GP LLC and its Chief Financial Officer by others within the Partnership, the General Partner and GP LLC, and such disclosure controls and procedures are effective to perform the functions for which they were established.
     (kk) Internal Controls and Procedures. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ll) No Unlawful Contributions or Other Payments. Neither the Regency Entities nor any of the Subsidiaries, nor any director, officer or employee, nor, to the Partnership’s knowledge, any agent or representative of the Regency Entities or of any of the Subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Partnership and its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (mm) No Conflict with Money Laundering Laws. The operations of the Partnership and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership and its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Issuers’ knowledge, threatened.
     (nn) No Conflict with OFAC Laws.
     (i) Neither the Regency Entities nor any of the Subsidiaries, nor any director, officer or employee thereof, nor, to the Partnership’s knowledge, any agent or representative of the Partnership or any of the Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).
     (ii) The Partnership will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (iii) For the past five (5) years, the Partnership and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     (oo) Compliance with and Liability Under Environmental Laws. Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, each of the Partnership Entities and its properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined herein), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, there are no past, present or, to the Partnership’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to any Partnership Entity under any Environmental Law or any actual or alleged release or threatened release or clean up at any location of any Hazardous Materials, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect, no Partnership Entity (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the knowledge of any Partnership Entity, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials. As used herein, “Environmental Law” means any federal, state or local laws or regulations relating to the protection of human health and safety and the environment, including those imposing liability or standards of conduct concerning any Hazardous Materials, and “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (pp) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Partnership Entities conduct a periodic review of the effect of the Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).
     (qq) ERISA Compliance and Labor Matters. Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Partnership’s knowledge, threatened against any of the Partnership Entities, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Partnership’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Partnership’s knowledge, threatened against any of the Partnership Entities, (C) no union representation dispute currently existing concerning the employees of any of the Partnership Entities, (D) no current or past violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of any of the Partnership Entities and (E) to the Partnership’s knowledge, no union organizing activities are currently taking place concerning the employees of any of the Partnership Entities.
     (rr) Brokers. Other than the underwriting discount pursuant to Section 2 of this Agreement, there is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
     (ss) No Outstanding Loans or Other Indebtedness. None of the Partnership, the General Partner or GP LLC has, directly, or indirectly through any subsidiary, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of GP LLC, or to or for any family member or affiliate of any director or executive officer of GP LLC.

     (tt) Ratings. Except as otherwise disclosed in the Disclosure Package, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act as in effect July 20, 2010 (i) has imposed (or has informed the Partnership that it is considering imposing) any condition (financial or otherwise) on the Partnership’s retaining any rating assigned to the Partnership or any securities of the Partnership or (ii) has indicated to the Partnership that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Partnership or any securities of the Partnership.
     (uu) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, the Partnership (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (vv) Statistical and Market Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Issuer Free Writing Prospectuses, if any, are based on or derived from sources that the management of GP LLC believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
          In addition, any certificate signed by any officer of GP LLC, on behalf of the Partnership, and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Partnership, as the case may be, as to matters covered thereby, to each Underwriter.
          2. Purchase of the Units by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 10,000,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representatives may determine.
          In addition, the Partnership grants to the Underwriters an option to purchase up to 1,500,000 additional Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Units.

          The price of both the Firm Units and any Option Units purchased by the Underwriters shall be $20.20 per unit.
          The Partnership shall not be obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.
          3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.
          4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company ( “DTC”) unless the Representatives shall otherwise instruct.
          The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day (or if exercised prior to the Initial Delivery Date, the first business day) after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an “Option Units Delivery Date,” and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date.”
          Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On the Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.
          5. Further Agreements of the Partnership and the Underwriters. (a) The Partnership agrees:
     (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (ii) To pay the applicable Commission filing fees relating to the Units within the time required by Rule 456(b)(1) without regard to the proviso therein;
     (iii) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
     (iv) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer

Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
     (v) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission;
     (vi) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;
     (vii) Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.
     (viii) To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
     (ix) As soon as practicable and in any event not later than 16 months after the date hereof, to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act;

     (x) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities laws and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
     (xi) For a period commencing on the date hereof and ending 60 days after the date of the Prospectus (such 60-day period, the “Lock-Up Period”), except with the prior written consent of Barclays Capital Inc., not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any other securities convertible into or exercisable or exchangeable for Common Units (other than (A) issuances of Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof that have been disclosed in the Registration Statement, Preliminary Prospectus or Prospectus or (B) issuances or grants of any Common Units or restricted or phantom units pursuant to an employee benefit plan) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise, and to cause each executive officer of GP LLC, non-independent directors and each holder of Common Units set forth on Schedule 4 hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); provided, however that the Partnership may issue and sell Common Units to the Underwriters in connection with the public offering contemplated by this Agreement;
     (xii) To apply the net proceeds from the sale of the Units being sold by the Partnership as set forth in the Prospectus;
          (b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
          6. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the listing of the Units on The New York Stock Exchange and/or any exchange; (f) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (g) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Partnership and the cost of any aircraft chartered in connection with the road show; and (h) all other costs and expenses incident to the performance of the obligations of the Partnership.
          7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership contained herein, to the performance by the Partnership of its obligations hereunder, and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Partnership of any objection to the use of the form of the Registration Statement.
     (b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Locke Lord LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (c) All partnership or limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the

Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) Latham & Watkins LLP shall have furnished to the Representatives its written opinions and negative assurance letter, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the forms attached hereto as Exhibit B, Exhibit C and Exhibit D.
     (e) The Representatives shall have received from Locke Lord LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (f) At the time of execution of this Agreement, the Representatives shall have received from each of Grant Thornton LLP, KPMG LLP, PricewaterhouseCoopers LLP and Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (g) With respect to the letters of each of Grant Thornton LLP, KPMG LLP, PricewaterhouseCoopers LLP and Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (h) The Partnership shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and Chief Financial Officer of GP LLC stating that:
     (i) The representations, warranties and agreements of the Partnership in Section 1 are true and correct on and as of such Delivery Date, and the Partnership has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;
     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and
     (iii) They have carefully examined the Registration Statement, the Prospectus and the Disclosure Package, and, in their opinion, (1) the Registration Statement, as of the applicable Delivery Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Prospectus and the Disclosure Package, in the light of the circumstances under which they were made) not misleading;
     (i) Subsequent to the execution and delivery of this Agreement and prior to the Initial Delivery Date, there shall not have occurred any development that in the judgment of the Representatives could have a Material Adverse Effect, taken as a whole from that set forth in the Disclosure Package (exclusive of any amendment or supplement thereto) that makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package or the Prospectus.
     (j) Subsequent to the execution and delivery of this Agreement and prior to the Initial Delivery Date, (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities or preferred units by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act as in effect on July 20, 2010), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities or Series A Units.

     (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or The NASDAQ Global Market or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (l) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.
     (m) The Lock-Up Agreements between the Representatives and each executive officer of GP LLC, non-independent directors and each holder of Common Units set forth on Schedule 4 hereto, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
          8. Indemnification and Contribution.
     (a) The Partnership shall indemnify and hold harmless each Underwriter, its directors, officers and employees, affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein (except in the case of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto or in any Permitted Issuer Information, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.
     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Partnership, its directors, officers and employees, and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein (except in the case of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership or any such director, officer, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

     (e) The Underwriters severally confirm and the Partnership acknowledges and agrees that the statements regarding delivery of the Units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
          9. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Units Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership, except that the Partnership will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.
          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representatives or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.
          10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Section 7(k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.
          11. Reimbursement of Underwriters’ Expenses. If the Partnership shall fail to tender the Units for delivery to the Underwriters (i) by reason of any failure, refusal or inability of the Regency Parties to perform any agreement on their respective parts to be performed, (ii) because any other condition to the Partnership’s or the Underwriters’ obligations hereunder required to be fulfilled by the Partnership is not fulfilled for any reason or (iii) because the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
          12. Research Analyst Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          13. No Fiduciary Duty. The Partnership acknowledges and agrees that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Partnership and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Partnership, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Partnership shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership. The Partnership hereby waives any claims that the Partnership may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
          14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (Fax: 212-520-0421); and
     (b) if to the Partnership, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Paul M. Jolas (Fax: 214-840-5208).
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Representatives.
          15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Partnership contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Partnership, the officers of the Partnership who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          16. Survival. The respective indemnities, representations, warranties and agreements of the Partnership and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
          17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

          18. Governing Law. This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.
          19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
          20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Partnership and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Executive Vice President and Chief Financial Officer

Accepted:
BARCLAYS CAPITAL INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED
CREDIT SUISSE SECURITIES (USA) LLC
J.P. MORGAN SECURITIES LLC
MORGAN STANLEY & CO. LLC
UBS SECURITIES LLC
WELLS FARGO SECURITIES, LLC
For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto
By BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

By MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED

By:	/s/ Frank A. Maturo
	Name:	Frank A. Maturo
	Title:	Co-Head of U.S. Equity Capital Markets

By: CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Brian Conner
	Name:	Brian Conner
	Title:	Director

By: J.P. MORGAN SECURITIES LLC
By:	/s/ Geoffrey Paul
	Name:	Geoffrey Paul
	Title:	Vice President

By: MORGAN STANLEY & CO. LLC
By:	/s/ Jeff Hibbard
	Name:	Jeff Hibbard
	Title:	Vice President

By: UBS SECURITIES LLC
By:	/s/ Steven Escaler
	Name:	Steven Escaler
	Title:	Executive Director

By:	/s/ Asad Zafar
	Name:	Asad Zafar
	Title:	Associate Director

By: WELLS FARGO SECURITIES, LLC,
By:	/s/ David Herman
	Name:	David Herman
	Title:	Director

SCHEDULE 1

Underwriters	Number of Firm Units
Barclays Capital Inc.	1,900,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,200,000
Credit Suisse Securities (USA) LLC	1,200,000
J.P. Morgan Securities LLC	1,200,000
Morgan Stanley & Co. LLC	1,200,000
UBS Securities LLC	1,200,000
Wells Fargo Securities, LLC	1,200,000
Deutsche Bank Securities Inc.	600,000
Oppenheimer & Co. Inc.	300,000

Total	10,000,000

SCHEDULE 2
SUBSIDIARIES
Regency Energy Finance Corporation, a Delaware corporation
Regency Liquids Pipeline LLC, a Delaware limited liability company
Regency Field Services LLC, a Delaware limited liability company
Gulf States Transmission LLC, a Louisiana limited liability company
Regency Gas Utility LLC, a Delaware limited liability company
Pueblo Holdings Inc., a Delaware corporation
FrontStreet Hugoton LLC, a Delaware limited liability company
CDM Resource Management LLC, a Delaware limited liability company
Palafox Joint Venture, a Texas general partnership
Pueblo Midstream Gas Corporation, a Texas corporation
WGP-KHC, LLC, a Delaware limited liability company
Edwards Lime Gathering, LLC, a Texas limited liability company
Regency Haynesville Intrastate Gas LLC, a Delaware limited liability company
RIGS Haynesville Partnership Co., a Delaware general partnership
RIGS GP LLC, a Delaware limited liability company
Regency Intrastate Gas LP, a Delaware limited partnership
Regency Midcontinent Express LLC, a Delaware limited liability company
Regency Midcontinent Express Pipeline I LLC, a Delaware limited liability company
ETC Midcontinent Express Pipeline II, L.L.C., a Delaware limited liability company
Midcontinent Express Pipeline LLC, a Delaware limited liability company
Zephyr Gas Services LLC, a Delaware limited liability company
Regency Midstream LLC, a Delaware limited liability company
Regency Texas Pipeline LLC, a Delaware limited liability company
Lone Star NGL LLC, a Delaware limited liability company

SCHEDULE 3
ISSUER FREE WRITING PROSPECTUSES
None.

SCHEDULE 4
PERSONS DELIVERING LOCK-UP AGREEMENTS
Executive/Entity
ETE GP Acquirer LLC
Michael J. Bradley
Thomas E. Long
Paul M. Jolas
A. Troy Sturrock
John D. Harkey, Jr.
John W. McReynolds

Exhibit A
LOCK-UP LETTER AGREEMENT
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
UBS Securities LLC
Wells Fargo Securities, LLC,
As Representatives of the several
    Underwriters named in Schedule 1,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
          The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units representing limited partner interests (the “Common Units”) in Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).
          In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Offering (such 60-day period, the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing restrictions do not apply to (i) issuances of Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof that have been disclosed in the Registration Statement, Preliminary Prospectus or Prospectus (provided that Common Units issued to the undersigned shall be subject to this Lock-Up Letter Agreement), (ii) issuances or grants of any Common Units or restricted or phantom units pursuant to an employee benefit plan (provided that units issued to the undersigned shall be subject to this Lock-Up Letter Agreement), or (iii) transfers of Common Units or securities convertible into Common Units as a bona fide gift; provided, that in the case of any transfer under clause (iii) each donee shall deliver a lock-up letter substantially in the form of this letter.
          In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
          It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units in the Offering, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
          The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
          Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.
[Signature page follows]

2

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Title:

Dated: _______________

3

Exhibit B
FORM OF OPINION OF LATHAM & WATKINS LLP
     (1) GP LLC is a limited liability company under the laws of the State of Delaware, with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that GP LLC is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Texas.
     (2) Each of the General Partner and the Partnership is a limited partnership under the laws of the State of Delaware, with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that each of the General Partner and the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Texas.
     (3) The General Partner is the sole general partner of the Partnership, and the General Partner owns an approximate 1.9% general partner interest in the Partnership (the “GP Interest”) and all of the incentive distribution rights in the Partnership (the “Incentive Distribution Rights”); such GP Interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner is the record holder of such GP Interest and Incentive Distribution Rights free and clear of all liens, claims, charges and encumbrances (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware or (B) otherwise known to us, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.
     (4) The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary limited partnership action of the Partnership and the Underwriting Agreement has been duly executed and delivered by the Partnership.
     (5) The Units to be issued and sold by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action of the Partnership and, when issued to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act).
     (6) The equity securities of the Partnership, including the Units, the Series A Units and the Incentive Distribution Rights, conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.
     (7) The Registration Statement has become effective under the Securities Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on October [•], 2011, we confirm that no stop order suspending the effectiveness of

Exhibit B-1

the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Securities Act and the Prospectus has been filed in accordance with Rule 424(b) and Rule 430B under the Securities Act.
     (8) The Registration Statement at October [•], 2011, including the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data included in, incorporated by reference in or omitted from the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.
     (9) The execution and delivery of this Agreement and the issuance and sale of the Units by the Partnership to the Underwriters pursuant to this Agreement do not on the date of the opinion:
          (i) violate the Partnership’s certificate of limited partnership or the Partnership Agreement;
          (ii) result in the breach of or a default under any of the Specified Agreements;
          (iii) violate any federal, New York or Texas statute, rule or regulation applicable to the Partnership or the Delaware LP Act; or
          (iv) require any consents, approvals, or authorizations to be obtained by the Partnership from, or any registrations, declarations or filings to be made by the Partnership with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Partnership or the Delaware LP Act on or prior to the date of the opinion that have not been obtained or made.
     (10) The statements included in the Preliminary Prospectus and the Prospectus under the captions “Description of Our Common Units” and “How We Make Cash Distributions,” insofar as they purport to constitute a summary of the terms of the Units are accurate descriptions or summaries in all material respects.
     (11) The Partnership is not, and immediately after giving effect to the sale of the Units in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act.

Exhibit B-2

Exhibit C
NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP
     Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:
•	the Registration Statement, at the time it became effective on October [•], 2011, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Preliminary Prospectus, as of the Applicable Time, together with the Incorporated Documents at that date and the pricing information included as an annex to the opinion (the “Pricing Information Annex”), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Prospectus, as of its date or as of the date of the opinion (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus or the Incorporated Documents.

Exhibit C-1

Exhibit D
TAX OPINION OF LATHAM & WATKINS
     Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, the Prospectus Supplement and the Prospectus, our opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

Annex B-1